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                                                                    Exhibit 10.2

                          Tashenberg Advisory Agreement
                    made as of the ___ day of February, 2000

      BETWEEN Fullcom, Inc., a New Jersey corporation (the "Company") with offices at 11 Chambers Street, Princeton, New Jersey, Contessa Corporation, a Delaware Corporation and Brad Tashenberg ("Consultant"), an individual with offices at 4265 San Felipe, Houston, Texas 77027.

      WHEREAS Contessa Corporation ("Contessa") and the Company desire to merge the Company with and into Contessa's wholly-owned subsidiary, Fullcomm Acquisition Corp., whereby Acquisition shall be the surviving entity, and shall change its name to Fullcomm, Inc. and whereby the transaction shall qualify as a tax free exchange pursuant to Section 351 of the Internal Revenue Code ("IRC");

      WHEREAS, in furtherance of such combination, the Boards of Directors and/or shareholders of Contessa, Acquisition and the Company have each approved the merger of Fullcomm with and into Acquisition (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement and Plan of Merger dated as of January 28, 2000 between the Company, Contessa, and certain other parties (the "Merger Agreement"), in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the New Jersey Business Corporation Act (the "NJBCA").

      WHEREAS, the Company Shareholders desire to exchange all of their ownership interest in the Company for shares of Contessa common stock on the basis set forth in Section 1.2(c) of the Merger Agreement and in the respective amounts set forth in Schedule 1.2 thereto as a tax free exchange pursuant to
Section 351 of the IRC; and

      WHEREAS, the execution of this Agreement is a condition to the Merger taking place.

      NOW THEREFORE, the parties hereto agree as follows:

      1. Duties. Company agrees to engage Consultant to provide, and Consultant agrees to provide, to the Company or to its designee, advisory services relating to the marketing of computer hardware security devices and strategic advisory services, all subject to the terms and conditions contained herein.

      2. No Consents or Conflicts. Consultant warrants to the Company that Consultant is in a position to provide such services in accordance with the provisions, and throughout the whole of the term, of this Agreement without the consent of any other party.

      3. Term. The engagement shall commence from the effectiveness of the Merger referred to above and shall, subject to the provisions of
            Section 10, continue for a period of two (2) years.

      4. Remuneration. Contessa shall issue to Consultant 175,000 shares of common stock for its services to be issued immediately upon the consummation of the Merger.


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            Contessa and Consultant agree to take all actions necessary to ensure that in a dilutive transaction Consultant and the majority stockholders of Contessa at the time the Merger is consummated ("Majority Stockholders") will be diluted at the same proportionate rate and in any sale of substantially all of the assets or the majority of the stock of Consultant and the Majority Stockholders shall receive the same total compensation per share for their shares of stock in Contessa. Further, Consultant and the Majority Shareholders agree to enter into a shareholder's agreement with mutually agreeable terms, including but not limited to rights of first refusal.

      5. Restricted Shares for Three (3) Years. It is understood and agreed that the above shares will not have been registered and will be "restricted" shares which are not freely tradeable, and may only be sold if registered under the Securities Act of 1933, as amended and appropriate "Blue Sky" provisions are observed. In addition, such shares shall be, and hereby are, restricted, and there shall be no transfer, pledge, or other alienation until three (3) years from the effective date of the Merger, except under any right of first refusal under a shareholders agreement.

      6. Competition. Company and Contessa acknowledge that Consultant is involved in companies and activities that compete in the marketplace with the operations and technology of Company.

      7. Non-Disclosure. Until the expiration of three (3) years following the date of this Agreement, each party agrees, to keep confidential and not disclose to any third party the terms of this Agreement and any information received from the other parties, representatives or advisors under this Agreement that is clearly labeled confidential. This non-disclosure obligation shall not apply to any information that was in the public domain prior to receipt or that becomes part of the public domain other than by the receiving party's breach of the provisions of this Agreement, was rightfully in the receiving party's possession prior to receipt or is received from a third party through no breach of any confidentiality obligation of the receiving party. In addition, the parties may disclose information to the extent required by the order of any court, administrative agency or pursuant to any requirement of law or to its employees, agents, and advisors to the extent reasonably necessary to carry out the subject matter of this Agreement, with the disclosing party taking all reasonable efforts to minimize the scope of disclosure and to prevent further dissemination.

      8. Return of Property. Following the termination of its engagement hereunder, Consultant shall return to the Company on demand all items of property belonging to the Company or any other affiliated company or its or their customers or business associates which came into its possession during its engagement hereunder, including (but not limited to) lists of customers or clients, correspondence, documents, computer diskettes or files or other material, whether stored in written, electronic, digital or any other type of medium, which may be in its possession or under its control. Consultant shall refrain from removing or copying databases or commercial information of the Company which is not in the public domain, for the purpose of their subsequent commercial use for the benefit of any party or parties outside the


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            Company without express consent and approval to that effect having been obtained from the Company's Board of Directors. Notwithstanding the above, Consultant shall be entitled to keep and own any and all if its work product generated during the term of this Agreement.

      9. Termination. Notwithstanding the other provisions of this Agreement, either party shall be entitled to terminate the engagement established by this Agreement forthwith (but without prejudice to the accrued rights and liabilities of either party hereunder and Consultant's continuing obligations under Section 7 or 8) with or without cause at any time. If Company terminates this Agreement without cause, Consultant shall be entitled to retain all if the shares provided under Section 4. herein and shall be released from any restrictions on the sale thereof as soon as legally permitted by Rule 144, promulgated under the Securities Act of 1933 as amended and the "Blue Sky" provisions.

      10. Notices. Any notice in writing to be served hereunder may be given personally to the Secretary of the Company or to Consultant or its representative as the case may be or may be posted to the office mentioned above of either party for the time being or may be posted to either party at their last known address. Any such notice sent by post shall be deemed served ten (10) calendar days after it is posted and in providing such notice it shall be sufficient to prove that the notice was properly addressed and put in the post. Notices may also be delivered by confirmed facsimile transmission.

      11. Merger of prior agreements. This Agreement takes effect in substitution for all previous agreements and arrangements whether written, oral or implied between the Company and Consultant relating to Consultant's services and which agreements and arrangements shall be deemed to have been terminated by mutual consent as from the date of this Agreement.

      12. Incorporation of Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

      13. Miscellaneous. This Agreement shall be governed by the substantive law of New Jersey and each party hereto (i) waives trial by jury,
            (ii) submits to the jurisdiction of any court of general jurisdiction located within the state of New Jersey, or the federal district court resident therein, and (iii) waives any defense of inconvenient forum.

      14. Condition Subsequent. It shall be a condition subsequent to the Company's and Contessa's obligations under this Agreement that the Merger referred to in the recitals shall have been consummated substantially in accordance with its terms. In the event that such Merger is not so consummated, Company shall have no further obligation hereunder except Company's obligations and agreements under Sections 7, 9 and 13 shall survive and remain in full force and effect and Consultant shall retain all rights to enforce such obligations. Further, in the event of such Merger not being consummated, Consultant's obligations and agreements under Sections 7, 8,


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            and 13 shall survive and remain in full force and effect, and
            Company shall retain all rights to enforce such obligations.

      IN WITNESS WHEREOF this Agreement of four (4) pages has been signed by or on behalf of the parties hereto the day and year first before written.

FULLCOM, INC.                           CONTESSA CORPORATION

By: __________________________________  By  _________________________________
Name: ________________________________  Name: _______________________________
Title: _______________________________  Title: ______________________________


______________________________________
Brad Tashenberg


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